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                                                                   EXHIBIT 3.2



[PRICE WATERHOUSE LETTERHEAD]                                          [LOGO]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference into the Registration Statement on Form F-3 (the "Registration Statement") of Nam Tai Electronics, Inc. (File No. 33-91553) of our report dated March 28, 1996 appearing on page 35 of Nam Tai Electronics, Inc.'s Annual Report on
Form 20-F/A1 for the year ended December 31, 1995. We hereby further consent to the reference to us under the heading "Experts" in the Prospectus included as part of the Registration Statement.



/s/  PRICE WATERHOUSE

Price Waterhouse
Certified Public Accountants

Hong Kong

June 20, 1996